UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2014

WRIGHT INVESTORS’ SERVICE
HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50587	13-4005439
(State or other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
100 South Bedford Road, Suite 2R, Mount Kisco, NY	10549
(Address of principal executive offices)	(Zip code)

(914) 242-5700
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 24, 2014, the Board of Directors of Wright Investors’ Service Holdings, Inc. (the “Company”), upon the recommendation of the Company’s Compensation Committee, voted to reduce the current cash base salary of Harvey P. Eisen, the Chairman, Chief Executive Officer and President of the Company, in the amount of $150,000 per annum, to $20,000, effective January 1, 2014.  Mr. Eisen had requested that the Company’s Board and Compensation Committee approve this reduction as a result of the Company’s current operating losses.

On January 24, 2014, the Company’s Board of Directors, upon the recommendation of the Company’s Compensation Committee, also voted to reduce the current base salary of Ira J. Sobotko, the Company’s Vice President, Chief Financial Officer, in the amount of $200,000 per annum, to $150,000, effective February 1, 2014.  Mr. Sobotko had requested that the Company’s Board and Compensation Committee approve this reduction as a result of the Company’s current operating losses.

On January 24, 2014, the Company’s Board of Directors, upon the recommendation of the Company’s Compensation Committee, also voted that effective January 1, 2014, the annual director compensation for directors who are not employees of the Company or its subsidiaries, shall be paid in Company common stock as set forth below:

•
annual director compensation to each member of the Board of Directors of (i) $25,000, paid in quarterly installments of $6,250 (except the Vice Chairman of the Board of Directors who is to receive annual director compensation of $35,000, paid in quarterly installments of $8,750)

•
$1,500 in cash for each meeting of the Board of Directors and for each committee meeting attended in person and $750 in cash for each Board of Directors or Board committee meeting attended by means of conference telephone connection;

•
annual director compensation of $5,000, paid in quarterly installments of $1,250, to each member of the Audit Committee (except the Chairman of the Audit Committee who is to receive annual compensation of $10,000), plus $750 in cash for each meeting of the Audit Committee attended in person and $500 in cash for each meeting of the Audit Committee attended by telephone, except that the per meeting attendance fee is reduced to $500 for attendance at any Audit Committee meeting held on the same day as a regular or special meeting of the Board; and

•
annual director compensation of $2,500, paid in quarterly installments of $625, to each member of the Compensation Committee and each member of the Nominating and Corporate Governance Committee (except the Chairman of each such Committee, who is to receive annual compensation of $5,000), plus $750 in cash for each meeting of the Audit Committee attended in person and $500 in cash for each meeting of the Audit Committee attended by telephone, except that the per attendance meeting fee is reduced to $500 for attendance at any Nominating and Corporate Governance Committee meeting held on the same day as a regular or special meeting of the Board.

All of the sums designated above as “annual director compensation” will be paid in Company common stock; provided that (1) common stock issued in lieu of annual compensation is valued at the average between the closing bid and ask price on the day prior to the date upon which the annual compensation became payable, and (2) all right, title and interest in and to common stock issued will vest in the receiving director upon issuance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

By:	/s/ Ira J. Sobotko

Name:	Ira J. Sobotko

Title:	Vice President & Chief Financial Officer

Dated:  January 30, 2014